UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

Yinfu Gold Corp.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

713 Prudential Tower, The Gateway, Harbour City, 21 Canton Road,

Tsimshatsui, Kowloon, Hong Kong

 (Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On January 25, 2010 Yinfu Gold Corporation (the Company”), formerly Element92 Resources Corp., disclosed the execution of a Sale and Purchase Agreement with the shareholders of Joyous Fame International Limited, as vendors, for the sale and purchase of the entire issued share capital of Joyous Fame together with its assets, which included three gold mines in Shandong Province, China. The consideration for the Share Exchange was the issuance of 90 million restricted common shares to the shareholders of Joyous Fame (or their nominees) by the Company.

On March 31, 2010, the Company executed a revision agreement to the Sale and Purchase Agreement which amended the Sale and Purchase Agreement to cancel the acquisition of one of three mines, the Wengdeng mine. Upon execution of the Revision Agreement, the number of shares issued was reduced and 13,500,000 common shares were cancelled and returned to treasury.

On August 8, 2012, the Board of Directors of Yinfu Gold Corporation entered into a definitive agreement pursuant to a Deed of Termination and Mutual Release with Joyous Fame International Limited, cancelling the Sale & Purchase Agreement as disclosed on January 25, 2010 and the Revision Agreement dated March 31, 2010. The Deed of Termination and Mutual Release, signed by the president, Tsap Wai Ping on behalf of the Company and by Wilson Huang Dong Sheng, Managing Director of Joyous Fame International Limited and a former President and Director of Yinfu Gold Corporation will also result in the cancellation of 70,500,000 shares issued pursuant to the Revised Sale & Purchase Agreement.

According to the signed Deed of Termination and Mutual Release, Wilson Huang Dong Sheng, Managing Director of Joyous Fame International Limited represents that the main asset, the Penglai gold mining operation, was unable to generate profits as originally envisaged without tremendous expenditure to satisfy the tightened regulations on mining and upgraded safety regulations issued by both the local provincial government and the central government as a result of mining incidents that occurred in the past two years.

It should be noted that the difficulties and issues reported in the Deed of Termination and Mutual Release by Wilson Huang Dong Sheng, a former president and director of Yinfu Gold, were never disclosed to shareholders or regulatory authorities until included in the Deed of Termination and Mutual Release.

Item 9.01      Financial Statements and Exhibits

Exhibit No.    Description

10.22    Deed of Termination and Mutual Release between Yinfu Gold Corporation and Joyous Fame International Limited, dated August 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director